Exhibit 10.7

LULULEMON ATHLETICA INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”) and the Restricted Stock Units Agreement attached hereto (the “Agreement”), as follows:

Participant:	____________________________	Employee ID:	_____________________
Grant Date:	____________________________	Grant No.:	_____________________
Target Number of Units:	______________________, subject to adjustment as provided by the Agreement.
Settlement Date:
Except as otherwise provided in the Agreement, as soon as practicable on or after each Unit Vesting Date (or such other date on which the Award vests pursuant to Sections 4 or 7 of the Agreement), but in any event no later than seventy four (74) days following such date.

Vested Units:
Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s service has not terminated prior to the applicable Unit Vesting Date set forth below, the percentage of the Total Number of Units which become Vested Units on each Unit Vesting Date Shall be as follows:

	Unit Vesting Date	Percentage of Total Number of Units Vesting:
	[Insert vesting dates]	[Insert vesting percentages]

By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document. The Participant acknowledges receipt of a copy of the Plan, the Agreement and the prospectus for the Plan, represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

LULULEMON ATHLETICA INC.
By: ______________
John E. Currie

Address:        1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7

ATTACHMENTS:	Restricted Stock Units Agreement

LULULEMON ATHLETICA INC.
RESTRICTED STOCK UNITS AGREEMENT

lululemon athletica inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan, and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.
The Participant also acknowledges and agrees that the purpose of this grant of Restricted Stock Units is to compensate the Participant in exchange for contributions made while actively at work. Accordingly, vesting will be deferred for periods of leave in accordance with Section 4.2 below.
1.DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)“Common Shares” mean shares of Stock issued in settlement of the Award.
(b)“Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to the Dividend Equivalent Right described in Section 3.3.
(c)“Insider Trading Policy” means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the Board, Officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of a disposition of any Common Shares.
(d)“Section 409A” means Section 409A of the Code and any applicable regulations or administrative guidelines promulgated thereunder.
(e)“Section 409A Deferred Compensation” means compensation payable pursuant to the Award granted to a Participant subject to United States income taxation that constitutes nonqualified deferred compensation for purposes of Section 409A.
(f)“Units” means the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 8.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated

by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.ADMINISTRATION.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Award. Any executive officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided such executive officer has apparent authority with respect to such matter, right, obligation, or election. The Company intends that the Award comply with Section 409A (including any amendments or replacements of such section), and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
3.THE AWARD.
3.1    Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 3.3 and 8. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Common Share.
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or the Common Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company (or any Affiliate) or for their benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company (or any Affiliate) or for their benefit having a value not less than the par value of the Common Shares issued upon settlement of the Units.
3.3    Dividend Equivalent Units. This Agreement also constitutes the award of a Dividend Equivalent Right to the Participant. On the date that the Company pays a cash dividend to holders of Common Shares generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per Common Share on such date and (ii) the sum of the Total Number of Units and the number of Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited as of such date, by (b) the Fair Market Value per Common Share on such date. Any resulting fractional Dividend Equivalent Units shall be rounded down to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.

4.VESTING OF UNITS.
4.1    In General. Except as provided by this Section 4 and Section 7, the Units shall vest and become Vested Units as provided in the Grant Notice.
4.2    Effect of Leave of Absence. Unless otherwise required by law, in the event that the Participant has taken in excess of thirty (30) days in a leave or leaves of absence during the period beginning on the Grant Date and ending on the applicable Unit Vesting Date, the applicable Unit Vesting Date will be deferred for a period of time equal to the duration of such leave or leaves of absence.
4.3    Termination for Any Reason Other Than Death or Disability. In the event of the termination of the Participant’s service with the Company or any Affiliate for any reason other than death or Disability (whether voluntary or involuntary and with or without Cause) prior to a Unit Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all of the unvested Units subject to the Award. The Participant shall not be entitled to any payment for such forfeited Units.
4.4    Termination by Reason of Death. In the event of the death prior to any Unit Vesting Date, then on the date of such death unvested Units shall become Vested Units.
4.5    Termination by Reason of Disability. In the event of the termination of the Participant’s service with the Company or any Affiliate by reason of Disability prior to any Unit Vesting Date, then on the date of such termination all unvested Units shall become Vested Units.
4.6    Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything above to the contrary, if, during the Participant’s service, or following the Participant’s termination of service, the Participant violates any provision contained in a written service or other agreement applicable to the Participant (or any other written Company policy of general application) relating to the prohibition of the Participant from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule prior to any Unit Vesting Date, then all of the Units shall be treated as unvested and forfeited as of the date on which such violation occurs. In addition, effective upon any violation described above, any Units which have become Vested Units during the Participant’s service, or following the Participant’s termination of service shall be forfeited by the Participant and any Common Shares retained by such Participant shall be returned to the Company or, if the Participant no longer retains such shares because the Participant has disposed of the shares (including, but not limited to shares subject to Section 6.2), then the Participant shall remit the Fair Market Value of the shares on the date the Participant disposed of them.
5.SETTLEMENT OF THE AWARD.
5.1    Issuance of Common Shares. Subject to the provisions of Section 5.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit one (1) Common Share. Common Shares issued in settlement of Units shall be subject to any restrictions as may be required pursuant to Section 5.3, Section 6, or the Insider Trading Policy. In addition, the Company may elect to settle the Award by paying a cash amount (less applicable withholding taxes) equal to the Fair Market Value of the Common Shares which would otherwise be delivered on the Settlement Date.
5.2    Beneficial Ownership of Common Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Common Shares acquired by the Participant pursuant to the settlement of the Award. Except as otherwise provided by this Section 5.2, a certificate for the Common Shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant. In addition, Common Shares settled as a result of this Agreement may be held in book entry form.
5.3    Restrictions on Grant of the Award and Issuance of Common Shares. The grant of the Award and issuance of Common Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No Common Shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Common Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
5.4    Fractional Shares. The Company shall not be required to issue fractional Common Shares upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Units shall be rounded down to the nearest whole number.
6.TAX MATTERS.
6.1    In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of Common shares in settlement thereof. The Company shall have no obligation to process the settlement of the Award or to deliver Common Shares until the tax withholding obligations as described in this Section have been satisfied by the Participant.
6.2    Withholding in Common Shares. Subject to applicable law, the Company may require the Participant to satisfy its tax withholding obligations by deducting from the Common Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Common Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
7.CHANGE IN CONTROL.
7.1    Acceleration of Vesting Upon a Change in Control. In the event of the consummation of a Change in Control prior to any Unit Vesting Date, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may assume or continue the Company’s rights and obligations with respect to outstanding Awards or substitute for outstanding Awards substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section 7.1, an Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, for each Unit subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of stock of the Company on the effective date of the Change in Control was entitled for each Unit subject to an Award.

In the event that the Acquiror elects not to assume, continue or substitute for the outstanding Awards in connection with a Change in Control, the vesting of 100% of the then unvested Units shall be accelerated in full and such Units shall be deemed Vested Units effective as of the date of the Change in Control, provided that the Participant’s service with the Company or any Affiliate has not terminated prior to the Change in Control. In settlement of the Award, the Company shall issue to the Participant one (1) Common Share for each Vested Unit determined in accordance with this Section 7.1. The vesting of Units and settlement of the Award that was permissible solely by reason of this Section 7.1 shall be conditioned upon the consummation of the Change in Control. Notwithstanding the foregoing, the Board may, in its discretion, determine that upon a Change in Control, each Award outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to 100% of the Units which are subject to accelerated vesting in (a) cash, (b) stock of the Company or the Acquiror, or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of stock in the Change in Control for each such Unit (subject to any required tax withholding). Such payment shall be made as soon as practicable following the Change in Control.
7.2    Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Award is assumed or continued following a Change in Control, and if the Participant’s service with the Company ceases as a result of a Termination After Change in Control (as defined below), the surviving Units shall become Vested Units and the Award shall be settled promptly following such event.
(a)“Termination After Change in Control” shall mean either of the following events occurring within two (2) years after a Change in Control:
(i)Termination by the Company (or its successor) of the Participant’s service with the Company or such successor without Cause; or
(ii)The Participant’s resignation for Good Reason (as defined below) within ninety (90) days of the Participant first becoming aware of the event constituting Good Reason provided the Participant has provided the Company (or its successor) notice of such condition and the opportunity to cure the event. Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s service with the Company (or its successor) which (A) is for Cause; (B) is a result of the Participant’s voluntary termination of such relationship other than for Good Reason; or (C) occurs prior to the effectiveness of a Change in Control.
(b)“Good Reason” shall mean any one or more of the following:
(i)Without the Participant’s written consent, a material adverse change in the Participant’s duties and responsibilities as compared to the Participant’s duties and responsibilities immediately prior to the Change in Control;
(ii)Without the Participant’s written consent, the relocation of the Participant’s principal place of service to a location that is more than fifty (50) miles from the Participant’s principal place of service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control; or
(iii)Any failure by the Company (or its successor) to pay, or any material reduction by the Company of, (A) the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Company (or its successor) with responsibilities, organizational level and title comparable to the Participant’s), or (B) the Participant’s target bonus opportunity, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant).
7.3    Federal Excise Tax Under Section 4999 of the Code.
(a)    Excess Parachute Payment. In the event that any acceleration of vesting the Units and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for by this Agreement in order to avoid such characterization.
(b)    Determination by Independent Accountants. To aid the Participant in making any election called for under Section 7.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 7.3(a) (an “Event”), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). Unless the Company and the Participant otherwise agree in writing, the Accountants shall determine and report to the Company and the Participant within twenty (20) days of the date of the Event the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 7.3(b).
8.ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.
Subject to any required action by the stockholders of the Company, in the event of any change in the Common Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Common Shares (excepting normal cash dividends), appropriate adjustments shall be made by the Board in the number of Units and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board in its discretion, and its determination shall be final, binding and conclusive.
9.RIGHTS AS A STOCKHOLDER OR EMPLOYEE.
The Participant shall have no rights as a stockholder with respect to any Common Shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8. If the Participant is an employee of the Company, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or any Affiliate and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in service with the Company or any Affiliate or interfere in any way with any right of the Company or any Affiliate to terminate the Participant’s service with the Company or any Affiliate at any time.
10.LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Common Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
11.COMPLIANCE WITH SECTION 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable proposed regulations, transition rules or other administrative guidance thereunder, as determined by the Board in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
11.1    Required Delay in Payment to Specified Employee. If the Participant is a “specified employee” of a publicly traded corporation as defined under Section 409A, unless subject to an applicable exception under Section 409A, any payment of Section 409A Deferred Compensation in connection with a “separation from service” (as determined for purposes of Section 409A) shall not be made until six (6) months after the Participant’s separation from service (the “Section 409A Deferral Period”). In the event such payments are otherwise due to be made in installments or periodically during the Section 409A Deferral Period, to the extent permitted under Section 409A, the payments of Section 409A Deferred Compensation which would otherwise have been made in the Section 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the Section 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled.
11.2    Other Delays in Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with Section 409A (including any transition or grandfather rules thereunder). Notwithstanding the foregoing:
(a)If any payment is due to the Participant upon a Change in Control but such Change in Control does not constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as defined in Section 409A, then such payment which constitutes Section 409A Deferred Compensation shall be deferred until another permissible payment event contained in Section 409A occurs (e.g., death, disability, separation from service from the Company and its affiliated companies as defined for purposes of Section 409A).
(b)If any payment is due to the Participant upon the Participant’s termination of service but such termination of service does not constitute a “separation from service” as defined in Section

409A, then such payment which constitutes Section 409A Deferred Compensation shall be deferred until another permissible payment event contained in Section 409A occurs.
(c)If any payment is due to the Participant upon the Participant’s becoming disabled but such disability does not meet the requirements of a disability under Section 409A, then such payment which constitutes Section 409A Deferred Compensation shall be deferred until another permissible payment event contained in Section 409A occurs.
11.3    Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with Section 409A (including any transition or grandfather rules thereunder) without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
11.4    Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
12.MISCELLANEOUS PROVISIONS.
12.1    Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 7 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
12.2    Nontransferability of the Award. Prior the issuance of Common Shares, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
12.3    Unfunded Obligation. The Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to the Participant pursuant to the Award shall be an unfunded and unsecured obligation for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Board or the Company and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of the Company. The Participant shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Award.
12.4    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
12.5    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
12.6    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or any Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 12.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.6(a).
12.7    Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
12.8    Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
12.9    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.